UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2012

PARLUX FRAGRANCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

5900 North Andrews Ave., Suite 500, Fort Lauderdale, Fl  33309

(Address of Principal Executive Offices)(Zip Code)

954-316-9008

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02.

Compensatory Arrangements of Certain Officers.

(e) On March 30, 2012, Parlux Fragrances, Inc. (“the Company”) and Frederick E. Purches entered into a Second Amendment (the “Second Amendment”) to Mr. Purches’ Executive Employment Agreement dated November 8, 2010 (the "Agreement") and amended on May 18, 2011 (the “First Amendment”).  The Company and Mr. Purches wished to amend the Agreement to extend the term of Mr. Purches’ employment as the Chief Executive Officer of the Company from March 31, 2012 through January 31, 2013 (unless terminated earlier pursuant to the terms of the Agreement.

In connection with the execution of the Amendment, on March 30, 2012, the Company granted Mr. Purches an option (the “Option”) to purchase 50,000 shares of common stock of the Company (the "Common Stock") pursuant to the Company's 2007 Stock Incentive Plan.  The Option vested immediately and has an exercise price of $5.66 (the market price of the Common Stock as of the close of trading on the Nasdaq National Market on the date of the Amendment).

Except as described in this Item 5.02, the material terms and conditions of the Agreement and the First Amendment are unchanged. For a description of the other terms of the Agreement, please refer to our Current Reports on Form 8-K filed on November 12, 2010 and May 20, 2011 which are incorporated herein by reference.

The foregoing description of the Second Amendment is qualified in all respects by reference to the full text of the Second Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Second Amendment to the Executive Employment Agreement, dated March 30, 2012, between Parlux Fragrances, Inc. and Mr. Frederick E. Purches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2012	PARLUX FRAGRANCES, INC.
/s/ Raymond J. Balsys
Raymond J. Balsys,
Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting
Officer)

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Executive Employment Agreement, dated March 30, 2012, between Parlux Fragrances, Inc. and Mr. Frederick E. Purches.